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EXHIBIT 10.21

                         ACCIDENT PREVENTION PLUS, INC.
                            9091 NORTH MILITARY TRAIL
                                   SUITES 8-10
                        PALM BEACH GARDENS, FLORIDA 33410

January 4, 2002

Accident Prevention Plus, Inc.
9091 North Military Trail
Suites 8-10
Palm Beach Gardens, Florida 33410

Diane D. Dalmy, Esq.
8965 W. Cornell Place
Lakewood, Colorado 80227

Henry F. Schlueter, Esq.
1050 Seventeenth Street, Suite 1700
Denver, Colorado 80202

Ladies and Gentlemen:

         Please be advised that the intent of this letter is to clearly memoralize the facts relating to the various relations among Accident Prevention Plus, Inc., a Nevada corporation (the "Company"), Bristol Consulting Ltd. ("Bristol") and its assignees concerning certain promissory notes, consulting agreements, settlement agreements, conversion rights and issuances of the shares of common stock of the Company.

         1. Richard J. Goodhart, Steven H. Wahrman and Jean-Paul Daveau are officers and directors of the Company and have been officers and directors of the Company since inception on October 28, 1998. Jean Claude Perche has been an officer and director of the Company since approximately September 2001. Rhett Kirchhoff has been a director since approximately September 2001.



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Accident Prevention Plus, Inc.
Diane D. Dalmy
Henry F. Schlueter
Page Two
January 4, 2002

         2. The Company and Bristol entered into a consulting agreement dated July 30, 1998, as amended (the "Consulting Agreement") for a period of five years pursuant to which (i) Bristol agreed to assist in the development of an international market for the Company's products and related product lines; (ii) Bristol agreed to provide advise to the Company regarding corporate structure, capital acquisition, contracts, equity partners and mergers and acquisitions pertaining to the Middle East and Far East; (iii) the Company agreed to pay Bristol a monthly fee of $5,000.00 for the first three months of the Consulting Agreement and thereafter a monthly fee of $10,000.00 for the duration of the Consulting Agreement; and (iv) Bristol would have the right to convert any debt due and owing Bristol under the Consulting Agreement into shares of the Company's restricted common stock at the rate of $0.132 per share.

         3. The Company issued a series of promissory notes to Bristol (the "Promissory Notes") pursuant to which Bristol loaned the Company certain sums of money.

         4. In accordance with the terms of the Consulting Agreement, Bristol has the right to convert any debt due and owing Bristol into shares of the Company's restricted common stock at the rate of $0.132 per share.

         5. Richard J. Goodhart, Steven H. Wahrman and Jean Paul Daveau, respectively, executed affidavits dated August 24, 2001 (collectively, the "Affidavits"), pursuant to which they (i) acknowledged an aggregate debt of $874,778.78 due and owing Bristol; (ii) confirmed the right of Bristol to convert any debt due and owing Bristol under the Consulting Agreement into shares of the Company's restricted common stock at the rate of $0.132 per share; and (iii) confirmed the right of Bristol or its assignees to convert any remaining debt due and owing Bristol into shares of the Company's restricted common stock at the rate of $0.132 per share.

         6. As of August 6, 2001 and August 27, 2001, the Company and Bristol entered into an agreement buyout and forgiveness of debt (the "Forgiveness of Debt Agreement") evidencing an aggregate of $874,778.78 due and owing Bristol as follows: (i) notes payable of $38,500.00; (ii) notes payable short term of $156,000.00; (iii) accounts payable prior to year 2000 of $71,650.00; (iv) accrued consulting fees year 2000 of $160,000.00; (v) accrued interest-long & short term of $14,483.72; (vi) accrued travel & business expenses of $52,145.00;
(vii) accounts accrued payable of $102,000.06; and (viii) balance owed against Consulting Agreement of $280,000.00.



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Accident Prevention Plus, Inc.
Diane D. Dalmy
Henry F. Schlueter
Page Three
January 4, 2002

         7. As of August 27, 2001, the Company and Bristol entered into a settlement agreement (the "Settlement Agreement") pursuant to which (i) ratified and confirmed that Bristol has the right to convert the $280,000.00 due and owing Bristol under the Consulting Agreement into shares of restricted common stock of the Company at the rate of $0.132 per share; (ii) provided Bristol and its assignees with the right to convert the remaining debt of $594,778.78 due and owing Bristol into shares of restricted common stock of the Company at the rate of $0.132 per share; and (iii) provided that the debt of $874,778.78 be satisfied by the issuance to Bristol or its assignees of an aggregate of 6,627,112 shares of the Company's restricted common stock at the rate of $0.132 per share (which would not be subject to adjustments pursuant to any reverse stock split, recapitalization, combination of shares, exchange of shares or other like change in the capital structure of the Company).

         8. On November 14, 2001, the Board of Directors held a meeting at which it (i) ratified the Settlement Agreement and approved the issuance of an aggregate of 6,627,112 shares of restricted common stock to Bristol and its assignees to satisfy the debt of $874,778.78; (ii) acknowledged that Bristol had entered into certain assignment agreements dated July 30, 1998, respectively, with Sampson Global Ltd., World Asset Management Ltd. and Atlantic Financial Enterprises Ltd. (the "Entities), in which Bristol proportionately assigned to the Entities certain of its rights to the debt and to its right to convert the debt into shares of common stock; (iii) acknowledged receipt of conversion notices from the Entities, respectively; and (iv) authorized the issuance of an aggregate of 1,098,485 shares of its restricted common stock to the Entities to settle a portion of the debt due and owing to Bristol under the Consulting Agreement in the amount of $145,000.00.

         9. Richard J. Goodhart, Steven H. Wahrman and Jean-Paul Daveau, respectively, executed affidavits dated December 13, 2002, amending and restating the Affidavits, in which they acknowledged an aggregate debt of $890,916.44 due and owing Bristol under the Consulting Agreement and the Promissory Notes.

         10. As of December 13, 2001, the Company and Bristol entered into an amendment to the Forgiveness of Debt Agreement evidencing an aggregate of $890,916.44 due and owing Bristol as follows: (i) accounts payable of $71,650.00; (ii) notes payable of $223,403.89; (iii) accrued interest of $10,862.55; (iv) accrued consulting fees payable of $345,000.00; and (v) balance owed against Consulting Agreement of $240,000.00.



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Accident Prevention Plus, Inc.
Diane D. Dalmy
Henry F. Schlueter
Page Four
January 4, 2002

                  11. As of December 13, 2001, the Company and Bristol entered into an amendment to the Settlement Agreement pursuant to which (i) ratified and confirmed that Bristol has the right to convert the $240,000.00 due and owing Bristol under the Consulting Agreement into shares of restricted common stock of the Company at the rate of $0.132 per share; (ii) provided Bristol and its assignees with the right to convert the remaining debt of $650,916.44 due and owing Bristol into shares of restricted common stock of the Company at the rate of $0.132 per share; and (iii) provided that the debt of $890,916.44 be satisfied by the issuance to Bristol or its assignees of an aggregate of 6,749,367 shares of the Company's restricted common stock at the rate of $0.132 per share (which would not be subject to adjustments pursuant to any reverse stock split, recapitalization, combination of shares, exchange of shares or other like change in the capital structure of the Company).

         12. On January 16, 2002, the Board of Directors held a meeting at which it (i) ratified the amendment to the Settlement Agreement and approved the issuance of 6,749,367 shares of common stock to Bristol or its assignees to satisfy the debt of $890,916.44; (ii) acknowledged that Bristol had entered into assignment agreements dated July 30, 1998, respectively, with Sampson Global Ltd., World Asset Management Ltd. and Atlantic Financial Enterprises Ltd., in which Bristol proportionately assigned to the Entities certain of its rights to the Debt and to its right to convert the Debt into shares of restricted common stock; (iii) acknowledged receipt of a conversion notice from Sampson Global Ltd.; (iv) authorized the issuance of 454,545 shares of its restricted common stock to Sampson Global Ltd. to settle a portion of the debt due and owing Bristol under the Consulting Agreement; and (v) authorized the issuance of an aggregate of 5,196,337 shares of its restricted common stock to Bristol to settle the remaining debt due and owing to Bristol in the amount of $745,916.44.

Sincerely,

/s/ Richard J. Goodhart
------------------------
Richard J. Goodhart

/s/ Steven H. Wahrman
------------------------
Steven H. Wahrman



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Accident Prevention Plus, Inc.
Diane D. Dalmy
Henry F. Schlueter
Page Five
January 4, 2002

/s/ Jean Paul Daveau
------------------------
Jean Paul Daveau

/s/ Jean Claude Perche
------------------------
Jean Claude Perche

/s/ Rhett Kirchhoff
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Rhett Kirchhoff